                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                              COSTILLA ENERGY, INC.
                (Name of Registrant as Specified in its Charter)

                              COSTILLA ENERGY, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies.

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

          -------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
     5)   Total fee paid:

          -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------
     3)   Filing Party:

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     4)   Date Filed:

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

                              COSTILLA ENERGY, INC.
                           400 W. ILLINOIS, SUITE 1000
                              MIDLAND, TEXAS 79701


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


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To Our Stockholders:

     The Annual Meeting of Stockholders of Costilla Energy, Inc., a Delaware corporation (the "Company"), will be held at the Petroleum Club, 501 Wall Ave., Midland, Texas on Monday, June 16, 1997, at 2:00 p.m., for the following purposes:

     1. To elect two directors for a term of three years in accordance with the Certificate of Incorporation and bylaws of the Company.

     2. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997.

     3. To amend the 1996 Stock Option Plan of Costilla Energy, Inc. to increase the number of shares of the Company's common stock reserved and authorized for issuance under the plan and to change administration of the plan from the Board of Directors to the Compensation Committee.

     4. To amend the Outside Directors Stock Option Plan of Costilla Energy, Inc. to increase the number of shares of the Company's common stock reserved and authorized for issuance under the plan and to increase the number of shares included in each option granted under the plan.

     5. To amend the Bonus Incentive Plan of Costilla Energy, Inc. to allow broader participation under the plan and to change administration of the plan from the Board of Directors to the Compensation Committee.

     6. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on May 14, 1997, are entitled to notice of and to vote at the meeting or any adjournments thereof.



Midland, Texas                                         By Order of the Board
May 21, 1997                                           Bobby W. Page
                                                       Secretary

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WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              COSTILLA ENERGY, INC.
                           400 W. Illinois, Suite 1000
                              Midland, Texas 79701

                                 PROXY STATEMENT

     This proxy statement and related proxy are being mailed to stockholders of Costilla Energy, Inc. (the "Company") on or about May 21, 1997, in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Petroleum Club, 501 Wall Ave., Midland, Texas on Monday, June 16, 1997 at 2:00 p.m., and at all adjournments thereof.

     Any person giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking the proxy, by delivering a properly executed proxy of a later date or by attending the Annual Meeting and voting in person. The Company will bear the costs of solicitation of proxies. The Company may also reimburse persons holding stock in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The solicitation is being made by mail and may also be made by telephone or by telecopy by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. Total expenses of the solicitation are expected to be nominal.

     Stockholders of record at the close of business on May 14, 1997, are entitled to notice of and to vote at the meeting. At the close of business on such date, the Company had 10,476,500 shares of Common Stock, $.10 par value per share (the "Common Stock"), outstanding, each share being entitled to one vote.

     Properly executed proxies will be voted in accordance therewith, or if no direction is indicated thereon, (i) in favor of the nominees for Director named herein, (ii) in favor of ratifying the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants, (iii) in favor of the amendments to each of the 1996 Stock Option Plan, the Outside Directors Stock Option Plan and the Bonus Incentive Plan (collectively, the "Plans"), and (iv) in the discretion of the persons appointed as proxies upon any other business that may properly come before the meeting or any adjournment thereof. With respect to the election of Directors, a stockholder may, by properly completing the enclosed proxy, vote in favor of all nominees or withhold his or her votes as to all nominees or as to specific nominees. Directors will be elected by the affirmative vote of a plurality of the shares represented at the meeting in person or by proxy and entitled to vote on the election of Directors. The Company's Certificate of Incorporation prohibits cumulative voting in the election of Directors. The ratification of the appointment of independent public accountants, the amendment of each of the Plans and all other matters properly coming before the meeting will be decided by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on such matters, except as otherwise required by law or by the Company's Certificate of Incorporation or bylaws.

     The votes will be counted by one or more inspectors appointed by the Board of Directors, who will determine, among other things, the number of votes necessary for the stockholders to take action in accordance with the foregoing requirements and the votes withheld or cast for and against each matter. All properly executed proxies and ballots, regardless of the nature of vote or the absence of a vote indication (but not including broker non-votes), are counted in determining the number of shares represented at the meeting. Neither broker non-votes nor abstentions are counted as affirmative votes, in whole or in part.

PROPOSAL NO. 1              ELECTION OF TWO DIRECTORS

     The Board of Directors is composed of three classes of members. One class of Directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified. At the meeting the Class I Directors will be elected, and W.D. Kennedy and Jerry J. Langdon, the current Class I Directors, have been nominated for such positions. Except where the authority to do so has been withheld, it is the intention of the persons named in the proxy to vote to elect Messrs. Kennedy and Langdon as Directors for three-year terms. Each of the nominees has consented to being named in the proxy statement and to serve, if elected. If for any unforeseen cause, either of the nominees should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy.

     Information with respect to the nominees for election and Directors continuing in office regarding age, positions with the Company or other principal occupations for the past five years, other directorships and the year each was initially elected a Director of the Company is as follows (there are no family relationships among the following named persons):

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
FOR THREE-YEAR TERM EXPIRING IN 2000 (CLASS I)

W. D. KENNEDY, age 76, is a Director of the Company and a member of the Compensation and Audit Committees of the Board of Directors. Mr. Kennedy has served as a Director since July 1996. He has been continually involved in the oil and gas business since 1948. From 1953 until 1980, Mr. Kennedy was an executive officer and director of C&K Petroleum, Inc., and its predecessor. C&K Petroleum, Inc. was a publicly held corporation from 1971 until 1980. Mr. Kennedy remains an active investor in the oil and gas business. Mr. Kennedy is a member of the All-American Wildcatters Association, a past president of the Permian Basin Petroleum Association and a former director of the Texas Mid-Continent Oil and Gas Association.

JERRY J. LANGDON, age 44, is a Director of the Company and a member of the Compensation and Audit Committees of the Board of Directors. Mr. Langdon has served as a Director since July 1996. He has previously held positions with HNG Corporation, Houston Pipeline Company, Texas Oil & Gas Corporation and W. Wilson Corporation. In 1980, Mr. Langdon formed Texas IntraMark Gas Company, Inc., an intrastate gas gathering company engaging in the business of constructing and operating natural gas gathering, treating and processing facilities. In 1984, Mr. Langdon formed Langdon & Associates, a natural gas consulting group advising petroleum resource-oriented companies, financial institutions and law firms on a variety of technical, commercial and regulatory issues. Mr. Langdon served as a member of the Federal Energy Regulatory Commission ("FERC") from 1988 to June 1993. Since leaving the FERC, Mr. Langdon formed Republic Gas Corp., and its successor Republic Gas Partners, L.L.C. ("Republic"), to acquire, construct and operate natural gas pipelines, gathering, processing, treating and marketing facilities. Mr. Langdon is the president of Republic and its subsidiaries. The Company owned an equity interest in Republic during the last fiscal year. See "Certain Transactions and Relationships--Certain Business Relationships."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NAMED NOMINEES.


MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERM EXPIRING IN 1998 (CLASS II)

SAMUEL J. ATKINS, III, age 52, is a Director of the Company. Mr. Atkins became a Director in April 1997. Prior to his retirement on March 1, 1997, Mr. Atkins was executive vice president of NationsBank Corporation for in excess of the past five years. He also served as a director of NationsBank of Texas, N.A. from May 1995 until February 1997. Mr. Atkins is currently a private investor.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERM EXPIRING IN 1999 (CLASS III)

CADELL S. LIEDTKE, age 41, is Chairman of the Board and a Director of the Company, having served in such capacities since the inception of the Company in July 1996. Prior to April 15, 1997, Mr. Liedtke also served as Chief Executive Officer of the Company. He is a member of the Audit Committee of the Board of Directors. Mr. Liedtke entered the oil and gas business in Midland, Texas in 1977 as an independent landman generating oil and gas prospects in the Permian Basin. He founded the Company's predecessor with Michael J. Grella in 1988 and has served as managing partner and/or chief executive officer since that time. Mr. Liedtke has served on the Board of Directors of Texas Commerce Bank-Permian Basin and has been appointed by Texas Governor George W. Bush to the Oil and Gas Compact Commission. Mr. Liedtke is a member of the All-American Wildcatters Association, the Permian Basin Petroleum Association, the Permian Basin Landman's Association and the Independent Producer's Association of America.

MICHAEL J. GRELLA, age 47, is President, Chief Executive Officer and a Director of the Company. He has served as President and as Director since the inception of the Company in July 1996 and as Chief Executive Officer since April 15, 1997. Mr. Grella also served as Chief Operating Officer of the Company and its predecessor entities from 1988 until April 15, 1997. He has invested in the oil and gas business since 1982. Mr. Grella is a member of the Permian Basin Petroleum Association, the Independent Producer's Association of America, the Texas Independent Producers and Royalty Owners Association and the Permian Basin Landman's Association.

HENRY G. MUSSELMAN, age 42, is Executive Vice President, Chief Operating Officer and a Director of the Company, having served as Executive Vice President and a Director since the inception of the Company in July 1996 and as Chief Operating Officer since April 15, 1997. Mr. Musselman began his oil and gas career in 1975 with Musselman Petroleum and Land Company where he served as Vice President and a Director until forming Musselman, Owen & King in 1982. For the 10 years prior to merging his company into Costilla's predecessor in 1992, Mr. Musselman developed and acquired oil and gas properties throughout the Permian Basin. Mr. Musselman is a member and former director of the Independent Producer's Association of America.

PROPOSAL NO. 2   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                 PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board has selected KPMG Peat Marwick LLP as the independent public accountants of the Company and its subsidiaries for the fiscal year ending December 31, 1997. KPMG Peat Marwick LLP has been the Company's independent public accountants since inception and has an office in Midland, Texas where the Company's principal office is located. The Company has been advised that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement at the Meeting and to respond to appropriate questions raised at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

PROPOSAL NO. 3  AMENDMENT OF 1996 STOCK OPTION PLAN

     A total of 850,000 shares of Common Stock were initially authorized and reserved for issuance under the 1996 Stock Option Plan (the "Option Plan"), subject to certain adjustments to reflect changes in capitalization. A summary of the Option Plan, including certain tax matters, is set forth herein under "Executive Compensation - Option Grants In Last Fiscal Year."

     In connection with the Company's initial public offering, stock options were granted covering substantially all of the shares of Common Stock authorized and reserved for issuance under the Option Plan. However, certain senior executive officers did not receive stock options at that time, and therefore do not have the long term incentives intended by the Company's adoption of the Option Plan. Also, only a small number of shares remain available under the Option Plan for future option grants to new or existing officers and employees.

     The Board of Directors has determined that it is in the best interests of the Company to increase the number of shares of Common Stock available under the Option Plan so that additional options can be granted to fulfill the purpose of attracting, retaining, rewarding and providing long term stock ownership incentives to the officers and employees of the Company as provided in the Option Plan. Toward this end, the Board has adopted, subject to stockholder approval, an amendment to the Option Plan to increase the number of shares of Common Stock authorized and reserved under the Option Plan from 850,000 to 1,250,000. The Company intends to file a Registration Statement on Form S-8 with respect to the Option Plan to register such additional shares of Common Stock pursuant to the Securities Act of 1933 (the "Securities Act") as soon as practicable after the amendment is approved by the Company's stockholders.

     In addition, because the Option Plan is an integral part of the Company's compensation policy, see "Executive Compensation--Compensation Committee Report on Executive Compensation," and certain of the officers receiving benefits under that policy are also employee directors, the Board has determined that the Option Plan should be administered by the nonemployee directors on the Compensation Committee. As a result, the Board has also adopted, subject to stockholder approval, an amendment to the Option Plan changing administration of the plan from the Board to the Compensation Committee. Pending stockholder approval of this amendment, the Board has delegated its authority to administer the Option Plan to the Committee.

     The effect of the amendments to the Option Plan on the benefits available to the officers and employees of the Company cannot be specifically determined at this time. Generally, the amendments will allow additional options to be granted to such persons under the Option Plan, but the benefits to such persons will be unknown until such additional options are granted. Likewise, it is not possible to determine the benefits which such persons may have received as a result of the amendments if the amendments had been in effect in 1996 because it is unknown whether any additional options would have been granted if more authorized and reserved shares had been available. The benefits and amounts of options already granted to the executive officers under the Option Plan are set forth herein under "Executive Compensation".


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS AMENDMENT OF THE 1996 STOCK OPTION PLAN.

PROPOSAL NO. 4   AMENDMENT OF OUTSIDE DIRECTORS STOCK OPTION PLAN

     A total of 50,000 shares of Common Stock were initially authorized and reserved for issuance under the Outside Directors Stock Option Plan (the "Outside Directors Plan"), subject to certain adjustments to reflect changes in capitalization. The Outside Directors Plan provides, in general, that an option for 1,000 shares of Common Stock will be granted each year immediately following the Company's annual meeting to each person who qualifies as an outside director. A summary of the Outside Directors Plan, including certain tax matters, is set forth herein under "Board of Directors and Committees."

     It is important for the Company to retain its current outside directors, as well as be able to attract and retain qualified outside directors in the future, and for those outside directors to have their interests aligned with the Company's stockholders. Therefore, the Board of Directors has determined that it is in the best interests of the Company to amend the Outside Directors Plan to increase the number of shares of Common Stock included in each annual option grant under the Plan. To accommodate such increase and to provide availability under the plan for option grants to additional outside directors, the Board has also determined that it is necessary to further amend the Outside Directors Plan to increase the number of shares available under the plan. To accomplish these objectives, the Board has adopted, subject to stockholder approval, amendments to the Outside Directors Plan increasing the number of shares of Common Stock included in each option from 1,000 to 5,000 and increasing the total number of shares of Common Stock authorized and reserved for issuance under the plan from 50,000 to 100,000. The Company intends to file a Registration Statement on Form S-8 with respect to the Outside Directors Plan to register such additional shares of Common Stock pursuant to the Securities Act as soon as practicable after the amendment is approved by the Company's stockholders.

     The benefits which the Company's outside directors will receive if the amendments to the Outside Directors Plan are approved will depend upon qualification of such persons as outside directors following annual stockholder meetings beginning in 1997. Therefore, such benefits cannot be specifically determined at this time. Because the Company did not have an annual meeting in 1996, no benefits would have accrued pursuant to the amendments if they had been in effect in 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS AMENDMENT OF THE OUTSIDE DIRECTORS STOCK OPTION PLAN.


PROPOSAL NO. 5  AMENDMENT OF BONUS INCENTIVE PLAN

     The Bonus Incentive Plan (the "Bonus Plan") provides that the Company may award bonuses in cash, Common Stock, or some combination thereof, to those officers, directors, employees and advisors of the Company or a subsidiary of the Company, who have contributed to the success of the Company as determined by the Compensation Committee upon authority delegated by the Board (pending an amendment to the plan providing for administration of the plan by the Committee). A total of 100,000 shares of Common Stock are authorized and reserved for issuance under the plan, subject to adjustments to reflect changes in the Company's capitalization resulting from stock splits, stock dividends and similar events. Currently, all officers, directors and advisors of the Company or a subsidiary of the Company and all employees of the Company or a subsidiary of the Company who have completed a minimum of 180 days of service and are employed by the Company or such subsidiary on the last day of the plan year are eligible to participate in the plan, other than such persons who own ten percent or more of the outstanding shares of Common Stock during that year. Bonus awards are determined based on a number of factors, including performance and salary level of the participant and the financial performance of the Company and its subsidiaries. Bonuses are awarded after review and upon approval of the Compensation Committee, subject to the terms and conditions of the plan.

     The Compensation Committee has determined that the Bonus Plan should be an integral part of the Company's compensation policy and structure, including the compensation of the Chairman of the Board and the President and Chief Executive Officer. See "Executive Compensation--Compensation Committee Report on Executive Compensation." Since each of the Chairman of the Board and the President and Chief Executive Officer currently owns more than 10 percent of the outstanding shares of Common Stock, they are not currently eligible to participate under the Bonus Plan. The Board has determined that it is in the best interests of the Company to amend the Bonus Plan to delete the limitation on ten percent stockholders participating under the Bonus Plan and allow such persons to participate so long as the other participation criteria are satisfied, and has adopted an amendment to the Bonus Plan eliminating that limitation, subject to stockholder approval.

     In addition, because the Bonus Plan is an important part of the Company's compensation policy and certain of the officers receiving benefits under that policy are also employee directors, the Board of Directors has determined that the Bonus Plan should be administered by the nonemployee directors who are on the Compensation Committee. As a result, the Board has adopted, subject to stockholder approval, an amendment to the Bonus Plan changing administration of the plan from the Board to the Compensation Committee. Pending stockholder approval of this amendment, the Board has delegated its authority to administer the Bonus Plan to the Committee.

     The effect of the amendments to the Bonus Plan on the benefits available to the officers, employees and directors of the Company cannot be specifically determined at this time. Generally, the amendments will allow awards to be made to such persons regardless of their stock ownership position, but the benefits to such persons will be unknown until such awards are granted. The awards already granted to the executive officers under the Bonus Plan and the intended use of the plan in the Company's compensation structure are described herein under "Executive Compensation--Compensation Committee Report on Executive Compensation."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS AMENDMENT OF THE BONUS INCENTIVE PLAN.

                        BOARD OF DIRECTORS AND COMMITTEES

     As of the date of this Proxy Statement, compensation for non-employee directors consists of an annual retainer fee of $10,000, plus a $1,000 fee for each Board meeting attended and a $1,000 fee for attending a committee meeting held on a day other than the day of a Board meeting. In addition, the non-employee Directors are participants in the Company's Outside Directors Plan described below.

     The Outside Directors Plan provides for the issuance of stock options to the outside directors of the Company. Subject to the amendment of the Outside Directors Plan described as Proposal No. 4 herein, a total of 50,000 shares of Common Stock has been authorized and reserved for issuance under the plan, with adjustments to reflect changes in the Company's capitalization resulting from stock splits, stock dividends and similar events. Only outside directors are eligible to participate in the plan. Outside directors are those directors of the Company who are not executive officers or regular salaried employees of the Company as of the date an option is granted. Under the plan, an option for 1,000 shares of Common Stock (to be increased to 5,000 pursuant to the proposed amendment of the plan) will be granted each year on the date immediately following the Company's annual meeting to each person who qualifies as an outside director, beginning in 1997. The exercise price of each option granted under the plan will be the fair market value (as reported on the Nasdaq National Market) of the Common Stock at the time the option is granted, and may be paid either in cash, shares of Common Stock or a broker-assisted cashless transaction. Each option will be exercisable immediately and will expire ten years from the date of grant. An option granted under the plan is not transferrable other than by will or the laws of descent and distribution. In the event a participant in the plan ceases to be an outside director, other than by reason of death, such participant may exercise an outstanding option under the plan within six months after such termination. In the event of the death of a participant under the plan, such participant's option(s) may be exercised by the heirs or personal representative of the participant within one year after his death, so long as the term of the option has not expired. The Company does not receive any consideration upon the grant of options under the Plan. The options should not be taxable to an optionee until the optionee exercises the option, at which time the optionee would recognize income on the difference between the exercise price and the fair market value of the shares on the date of exercise. The grant of options under the plan should be treated as compensation paid by the Company for purposes of the Company's federal income tax considerations. The Board of Directors may amend the plan without the approval of the stockholders of the Company in any respect other than any amendment which requires stockholder approval by law or the rules of any exchange on which the Common Stock is listed, and may modify an outstanding option, including the repricing of such options, with the consent of the option holder. The Company currently has six directors, three of whom are eligible to participate in the plan.

     The Board of Directors has two committees. The Compensation Committee is composed of Messrs. Kennedy and Langdon, neither of whom is an employee of the Company. The Committee has the responsibilities of establishing the Company's executive compensation policies, reviewing the performance and setting the salaries of the officers of the Company, awarding cash bonuses to such officers, administering the Bonus Plan and the Option Plan, and advising and making recommendations to the Board with respect to compensation related matters, generally. The Company became a public company in October 1996 and the Compensation Committee was formed by the Board in 1997; therefore, the Committee did not meet in 1996. The Compensation Committee will make recommendations to the Board concerning the salaries of all officers, benefit plans and other compensation matters.

     The Audit Committee is composed of Messrs. Liedtke, Kennedy and Langdon, with Bobby W. Page, the Company's Chief Financial Officer, as an ex officio member. The Audit Committee was formed by the Board in 1997; therefore, the Committee did not meet in 1996. The Committee recommended to the Board of Directors the selection of KPMG Peat Marwick LLP as the Company's independent public accountants. The Committee will review the annual financial statements and discuss them with the auditors and financial staff of the Company; review the independence of the independent public accountants conducting the audit; review the services provided by the independent public accountants; discuss with management and the auditors the Company's accounting system and related systems of internal control; and consult as it deems necessary with the independent public accountants and the Company's internal financial staff.

     The Company was formed in July 1996 and completed its initial public offering in October 1996. All Board actions taken during 1996 were taken by written consent of the Board of Directors and no meetings of the Board or its committees were held in 1996.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

THE CORPORATE REORGANIZATION

     The Company was formed to consolidate and continue certain operations previously conducted by Costilla Energy, L.L.C. ("L.L.C."), its subsidiaries and certain of its affiliates. Concurrent with the completion of the Company's initial public offering in October 1996, certain of the operations of L.L.C., its subsidiaries and certain of its affiliates were consolidated, and the Company succeeded to the oil and gas properties, exploration and development operations and the natural gas gathering and marketing operations of those entities. The foregoing transactions are referred to collectively herein as the "Corporate Reorganization." In connection with the Corporate Reorganization, 5,200,000 shares of Common Stock were issued to the owners of L.L.C., being Messrs. Liedtke, Grella and Musselman and NationsBanc Capital Corp. ("NBCC").

     Certain of the transactions comprising the Corporate Reorganization represented transactions between the Company, or its predecessors, and its affiliates. Messrs. Liedtke, Grella and Musselman, the shareholders of Valley Gathering Company ("Valley") and CSL Management Corporation ("CSL"), sold the stock of Valley and the assets of CSL to the Company for $0.7 million. The purchase price was based on negotiations between Messrs. Liedtke, Grella and Musselman, on the one hand, and NBCC, considering the value to the Company of the stock and assets which were acquired. No third party conducted an appraisal of either Valley or CSL.

     Messrs. Liedtke, Grella and Musselman received an aggregate distribution from L.L.C. of approximately $3.5 million which was estimated to be the federal income tax liability (as well as the federal income tax liability on such distribution) which would be owed by Messrs. Liedtke, Grella and Musselman as a result of the Corporate Reorganization. While the amount to be distributed was determined in good faith by the Company's tax advisors, there can be no assurance that the actual tax liability of any of Messrs. Liedtke, Grella or Musselman will not be less or greater than the distributed amounts. If the distributed amounts exceed the ultimate tax liabilities, none of such persons will reimburse the Company. Correspondingly, if the tax liability exceeds the amount of such distributions, the Company will not make any further distributions to cover such short-fall. NBCC also received a distribution of $0.8 million. However, NBCC has no tax or other liability with respect to such distribution.

CERTAIN CONTRACTUAL ARRANGEMENTS

     A&P Meter Sales and Services, Inc. ("A&P"), a corporation in which Messrs. Liedtke, Grella and Musselman own 60.0% of the outstanding common stock, supplies meter reading services which measure gas production to the Company, as well as to unaffiliated oil and gas companies. A&P is also engaged in the sale of gas meter and regulating equipment, and in certain other oil field related businesses. From time to time, the Company has advanced funds to A&P for working capital needs. These advances have been consolidated into two promissory notes. One note was executed December 31, 1994 in the original principal amount of $370,000. The note bears interest at a floating rate equal to the "prime rate" plus 1.0%. No principal or interest payments are due until the maturity of the note at December 31, 2004. The note is secured by a second lien on A&P's accounts receivable, inventory and equipment. The second note is in the original principal amount of $247,000 and is dated May 22, 1996. The note bears interest at 6.0% per annum, is unsecured and is payable upon demand. During the fiscal year ended December 31, 1996, A&P received $520,519 from the Company for goods and services provided, which accounted for approximately 34% of A&P's gross revenues. The Company believes that the goods and services and charges therefor are comparable to those the Company could have obtained from unaffiliated third parties.

     During 1996 the Company paid $449,000 to Valley for gas compression and salt water disposal charges and

Valley paid the Company $383,139 for operating costs of its salt water disposal wells and gas compressors. Also during 1996, the Company paid CSL $517,352 for management fees and lease payments on equipment, and paid NBCC $75,000 in management fees in connection with the operation of the L.L.C. In the Corporate Reorganization, the L.L.C. was merged into the Company and the Company acquired the stock of Valley and the assets of CSL. Subsequently, Valley was also merged into the Company. As a result, no future transactions will occur between the Company and Valley or CSL and no additional management fees will be paid to NBCC in connection with the operation of L.L.C.

     During a portion of 1996, the Company had an office lease with 511 Tex L.C., in which Messrs. Liedtke, Grella and Musselman are the sole members. The amount of rental payments to 511 Tex L.C. during 1996 was $50,742. The Company moved from this office space in mid-1996 and the lease was terminated in October 1996. The Company no longer has any transactions with 511 Tex. L.C.

     As a private company prior to its initial public offering, the Company and its principal owners, Messrs. Liedtke, Grella and Musselman, and their affiliates, entered into transactions resulting in sums being paid and owed by the Company to the principal owners and their affiliates and sums being paid and owed by the principal owners and their affiliates to the Company. At December 31, 1996, such persons and their affiliates owed the Company $321,310. All such amounts have subsequently been paid in full, including accrued interest, and such transactions are being wound up and discontinued.

     The Company has agreed that, upon the request of NBCC, on up to two occasions, the Company will register under the Securities Act, and applicable state securities laws, the sale of the Common Stock owned by NBCC. The Company's obligation is subject to certain limitations regarding the timing of registrations and certain other matters. The Company is also obligated to offer to NBCC and Messrs. Liedtke, Grella and Musselman (collectively, the "Affiliated Holders") the opportunity to include shares of the Common Stock owned by them in certain registration statements filed by the Company. In addition, the Company has agreed to indemnify the Affiliated Holders and their respective officers and directors against securities law liabilities arising in connection with such offerings, other than liabilities arising as a result of information furnished to the Company by the Affiliated Holders participating in the registration. The Company is obligated to pay all expenses incident to such registration, except underwriters' discounts and commissions allocable to the sale of shares by Affiliated Holders and any professional fees and expenses incurred by the Affiliated Holders incident to such registration.

CERTAIN BUSINESS RELATIONSHIPS

     The Company had a 40.5% interest in Republic during the last fiscal year. Mr. Langdon, a Director of the Company, is the president and an equity interest owner in Republic. The Company did not have any transactions with Republic during 1996. In March 1997, the Company sold its entire interest in Republic and no longer has any relationship or transactions with Republic.

     The Company was indebted to NationsBank of Texas, N.A. and/or its affiliates during and at the end of 1996 in varying amounts which were, at times, material to the Company. Mr. Atkins, a Director of the Company, was a director of NationsBank of Texas, N.A. and the executive vice president of NationsBank Corporation during 1996. Mr. Atkins resigned from his positions with the NationsBank entities in March 1997 and was appointed as a Director of the Company in April 1997. Prior to April 1997, Mr. Atkins did not have any affiliation with the Company.

                    INFORMATION CONCERNING SECURITY OWNERSHIP

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31,1997, by (i) each person who is the beneficial owner of 5 percent or more of the outstanding Common Stock (based upon copies of all Schedule 13Gs and 13Ds provided to the Company), (ii) each Director of the Company and each nominee for Director, (iii) each executive officer named in the Summary Compensation Table herein and (iv) all Officers and Directors of the Company as a group. Unless otherwise noted, the persons and entities named below have sole voting and investment power with respect to the shares listed opposite each of their names,

                                       AMOUNT AND NATURE OF     PERCENT OF
NAME                                   BENEFICIAL OWNERSHIP        CLASS
----                                   --------------------     ----------
Cadell S. Liedtke
400 W. Illinois
Midland, Texas 79701                         2,302,560             22.0%

Michael J. Grella
400 W. Illinois
Midland, Texas 79701                         1,561,960             14.9%

NationsBanc Capital Corp.
100 North Tryon Street
Charlotte, North Carolina 28255                936,000              8.9%

The Equitable Companies
Incorporated (1)
787 Seventh Avenue
New York, New York 100190                    1,476,200             14.1%

Henry G. Musselman
400 W. Illinois
Midland, Texas 79701                           622,000(2)           5.9%

W.D. Kennedy                                     7,500                *

Jerry J. Langdon                                     0                *

Samuel J. Atkins                                     0                *

Bobby W. Page                                   75,000(3)             * (4)

All Officers and Directors as
group (13 persons)                           5,044,820(5)          45.8%(4)

_______________________________________________________________________________
*Less than 1%.

     (1) Represents shares owned by The Equitable Life Assurance Society of the United States and Alliance Capital Management L.P., subsidiaries of the Equitable Companies Incorporated, held for investment and on behalf of clients, respectively, as reported in the Schedule 13G filed by the

          Equitable Companies Incorporated, as amended through March 31, 1997.

     (2) Includes (a) 620,500 shares owned directly by Mr. Musselman and (b) 1,500 shares owned by Mr. Musselman's spouse as custodian for their children under the Texas Uniform Transfers to Minors Act.

     (3) Includes the right to acquire beneficial ownership of 75,000 shares of Common Stock through presently exercisable options granted under the Option Plan.

     (4) For purposes of calculating these percentages, the shares which the named person or persons has or have the right to acquire within 60 days by exercise of the stock options described in these footnotes are deemed outstanding shares with respect to that person's percentage ownership and with respect to the percentage ownership of all officers and directors as a group.

     (5) Includes all rights of executive officers to acquire beneficial ownership through presently exercisable options to purchase 550,000 shares of Common Stock granted under the Option Plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the total compensation for 1995 and 1996 received by the Company's Chief Executive Officer and the other executive officers of the Company whose annual compensation exceeded $100,000 in 1996. Information for 1994 is not comparable since the Company's predecessor at that time was a general partnership in which the partners received periodic partnership distributions in lieu of salary.
Information for 1996 is on an annualized basis based upon amounts paid to the named individuals after the Corporate Reorganization.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                          AWARDS
                                                   ANNUAL COMPENSATION               ---------------
                                       ------------------------------------------      SECURITIES
                                                                     OTHER ANNUAL      UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION(1)         YEAR   SALARY       BONUS     COMPENSATION    OPTIONS/SARS(2)    COMPENSATION(3)
------------------------------         ----   --------    -------    ------------    ---------------    ---------------
Cadell S. Liedtke (4)
   Chairman of the Board and
   Chief Executive Officer             1996   $300,000         --         --                  --           $  6,738
                                       1995    185,700         --         --                  --                 --
Michael J. Grella (5)
  President and Chief
  Operating Officer                    1996   $300,000         --         --                  --           $  6,352
                                       1995    261,750         --         --                  --            656,000

Henry G. Musselman (6)
  Executive Vice President             1996   $215,000    $10,000         --                  --           $  3,295
                                       1995    139,800         --         --                  --                 --
Bobby W. Page (7)
  Senior Vice President,
  Treasurer and Chief
  Financial Officer                    1996   $150,000    $ 5,208         --              75,000                 --
                                       1995         --         --         --                  --                 --

____________________________
  (1) The positions with the Company shown in the Table are those held by the named individuals in 1996. Subsequent changes in such positions are described in these footnotes.

     (2) The amount shown represents the number of shares subject to a non-qualifying stock option granted pursuant to the Option Plan described under "--Option Grants In Last Fiscal Year."

     (3) The amounts shown represent (a) non-cash compensation deemed to have been accrued to Mr. Grella in 1995 in connection with the cancellation of an option held by a minority interest owner to purchase an additional interest in the Company, and (b) contributions made by the Company during 1996 pursuant to the Company's 401(k) plan for the benefit of the named individuals.

     (4) Mr. Liedtke served as Chief Executive Officer from July 1996 to April 1997 and is currently Chairman of the Board. Mr. Liedtke beneficially owns 2,302,560 shares of restricted Common Stock issued to him in connection with the Corporate Reorganization, with a value at December 31, 1996 of $31,383,893.

     (5) Mr. Grella served as President and Chief Operating Officer from July 1996 to April 1997 and is currently the President and Chief Executive Officer of the Company. Mr. Grella beneficially owns 1,350,440 shares of restricted Common Stock issued to him in connection with the Corporate Reorganization, with a value at December 31, 1996 of $18,406,497.

     (6) Mr. Musselman is currently Executive Vice President and Chief Operating Officer. Mr. Musselman beneficially owns 611,000 shares of restricted Common Stock issued to him in connection with the Corporate Reorganization, with a value at December 31, 1996 of $8,327,930.

     (7) Mr. Page joined the Company in June 1996 and currently also serves as the Secretary of the Company.

                              EMPLOYMENT AGREEMENTS

     Messrs. Liedtke, Grella and Musselman have entered into employment agreements (as the same have been amended, the "Founders Employment Agreements") with the Company which became effective upon the closing of the Company's initial public offering in October 1996. The Founders Employment Agreements are each for three years, commencing in October 1996 and each will automatically renew for successive one-year periods thereafter unless the employee is notified to the contrary. The Founders Employment Agreements provide annual base salary levels for Messrs. Liedtke and Musselman of $300,000 and $250,000, respectively. Pursuant to an amendment to his employment agreement approved in April 1997, Mr. Grella's annual base salary is determined by the Compensation Committee as more fully discussed under "--Compensation Committee Report on Executive Compensation."

     Each of Messrs. Liedtke, Grella and Musselman would receive his salary for the remaining term of the applicable Founders Employment Agreement if the Company were to terminate such person's employment other than for cause. However, if such person were to voluntarily leave his employment with the Company prior to the second anniversary of the Agreement, no further payments would be required. If a voluntary termination were to occur subsequent to the second anniversary of the Agreement, such person would be entitled to one year's salary from the date of termination. Each Founders Employment Agreement provides that the covered employee will not compete with the Company for a one year period following his voluntary cessation of employment or termination of employment for cause, if such event occurs within the initial three-year term of the Agreement. Competitive activities are defined as engaging in the oil and gas business in any area in which the Company is then active.

     Bobby W. Page entered into an employment agreement (the "Page Employment Agreement") with the Company effective June 30, 1996. The Page Employment Agreement is for a period of three years from June 30,

1996 and will automatically renew for successive one-year periods thereafter unless Mr. Page is notified to the contrary by the Company. The Page Employment Agreement provides a $25,000 bonus (which included Mr. Page's cost of relocation), plus a base salary of $150,000 until January 1, 1997; $175,000 until January 1, 1998; and $185,000 thereafter. In addition, Mr. Page received options to purchase 75,000 shares of Common Stock, and receives certain insurance benefits and other benefits generally available to the Company's employees. Mr. Page would receive his salary for the remaining term of the Page Employment Agreement if the Company were to terminate the Page Employment Agreement other than for cause. However, if Mr. Page were to voluntarily leave his employment with the Company, no further payments would be required.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding the grant of stock options to the executive officers named in the Summary Compensation Table in fiscal year 1996. In addition, hypothetical gains of 5% and 10% required by rules of the Securities and Exchange Commission (listed in the table under "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term") are shown for the stock option shown. These hypothetical gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the stock option was granted over the full option term of ten (10) years. The actual realized value of the option may be significantly greater or less than the amounts shown. The values shown for 5 percent and 10 percent appreciation equate to a stock price of $20.36 and $32.42, respectively, at the October 2, 2006 expiration date of the option. The closing sales price of the Company's Common Stock on the Nasdaq National Market on April 23, 1997 was $12.75 per share.

                     Individual Grants                                      Potential Realizable
--------------------------------------------------------------------------  Value at Assumed
              Number of        % of Total                                   Annual Rates of Stock
              Securities       Options/SARs                                 Price Appreciation
              Underlying       Granted to     Exercise or                   For Option Term
              Options/SARs     Employees in   Price Base                    -----------------------
Name          Granted (#)(1)   Fiscal Year    ($/Sh) (2)   Expiration Date     5%($)      10% ($)
----          --------------   ------------   -----------  ---------------  ----------   ----------
Bobby W. Page    75,000           10.5%         $12.50     October 2, 2006    $589,500   $1,494,000

____________________

     (1) The stock option shown was fully vested and immediately exercisable on the date of the grant and is a non-qualifying option under the Option Plan.
     (2)  Represents the fair market value on the date of the grant.

     The option shown above was granted pursuant to the Option Plan which provides for the grant of both incentive stock options and non-qualifying stock options, as well as limited stock appreciation rights and supplemental bonuses, to the employees of the Company and its subsidiaries, including officers and directors who are salaried employees. Subject to the amendment of the Option Plan described as Proposal No. 3 herein, a total of 850,000 shares of Common Stock has been authorized and reserved for issuance under the plan, with adjustment to reflect changes in the Company's capitalization resulting from stock splits, stock dividends and similar events. The plan currently provides that it is administered by the Board of Directors, with the sole authority to interpret the plan, to determine the persons to whom options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of the options to be granted under the plan; provided that (a) the exercise price of each option granted under the plan may not be less than the fair market value of the Common Stock on the date the option is granted (and for incentive stock options, 110% of fair market value if the employee is the beneficial owner of 10% or more of the Company's voting securities), (b) the exercise price must be paid in cash, by surrendering previously owned shares of Common Stock upon the exercise of the option or by a promissory note or broker-assisted cashless exercise approved by the Board of Directors, (c) the term of the option may not exceed ten years, and (d) no option is transferrable other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. The Board has delegated its authority to administer the plan to the Compensation Committee pending approval of an amendment to the Option Plan changing such administration from the Board to the Committee. See "Proposal No. 3 Amendment of 1996 Stock Option Plan." Upon termination of an optionee's employment (other than by death or disability), an incentive stock option may be exercised prior to the expiration date of the option or within three months after the date of such termination, whichever is earlier, but only to the extent the optionee had the right to exercise the option upon the date of such termination, while the rights of the holder of a non-qualifying stock option will be set forth in each option agreement. In the event of the disability of an optionee, the option may be exercised by such person or his personal representative at any time within one year of the termination of such person's employment, but only to the extent the optionee had the right to exercise the option as of the date of his disability. In the event of the death of the optionee, the option may be exercised by his personal representative or successor in interest at any time until the later of the expiration of the option or one year after the optionee's death, to the extent the option was exercisable at the time of the optionee's death. Incentive stock options may not be granted under the plan to any individual if the effect of such grant would permit that person to have the first opportunity to exercise such options, in any calendar year, for the purchase of shares having a fair market value (at the time of grant of the option) in excess of $100,000. Incentive stock options granted under the plan are intended to have the federal income tax consequences of a qualified stock option. As a result, the exercise of an incentive stock option will not be a taxable event; the taxable event occurs at the time the shares of Common Stock acquired upon exercise of the option are sold. If the optionee holds such shares for the later of two years from the date the option was granted or one year from the date of exercise of the option, the difference between the price paid for the shares at exercise and the price for which those shares are sold will be treated as capital gains income. If the optionee does not hold the shares for the required holding period, the income would be treated as ordinary income rather than capital gains income. The non-qualifying stock options granted under the plan should be taxable when the option is exercised, at which time the optionee would recognize ordinary income on the difference between the exercise price and the fair market value of the shares on the date of exercise. The grant of options under the plan will be treated as compensation by the Company for federal income tax purposes. The Board of Directors may amend the plan, without stockholder approval, in any respect other than any amendment that requires stockholder approval by law or the rules of an exchange on which the Common Stock is listed, and may modify an outstanding option, including the repricing of non-qualifying options, with the consent of the option holder. There are currently approximately 130 persons who are eligible to participate under the plan.

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides information, with respect to the named executive officers, regarding the exercise of options during fiscal year 1996 and the value of unexercised options held as of the end of fiscal year 1996:

                                               Number of Securities     Value of
                                                     Underlying        Unexercised
                                               Unexercised Options/   In-the-Money
                                                     SARs at         Options/SARs at
                                                    FY-End (#)          FY-End ($)
                                                  -------------      ---------------
              Shares Acquired                     Exercisable/       Exercisable/
Name          on Exercise (#)   Value Realized    Unexercisable      Unexercisable (1)
--------------------------------------------------------------------------------------
Bobby W. Page       0                  0            75,000/0            $70,500/$0

(1) The option price of the option set forth above is $12.50 per share. The average of the Company's bid and ask price on the Nasdaq National Market on December 31, 1996 was $13.44 per share.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors is comprised of two outside directors, W.D. Kennedy and Jerry J. Langdon. The Committee is responsible for adopting and implementing executive compensation policies, in general, and setting the compensation of the Company's officers and administering the Option Plan and the Bonus Plan, in particular. The primary objectives of the compensation plans and policies are (i) to attract and retain highly qualified executive officers, (ii) to reward exceptional performance by management and (iii) to provide financial incentives for management to maximize and enhance stockholder value.

     The Compensation Committee has adopted a compensation policy focused on the Company's performance in increasing its oil and gas reserves and production, while reflecting the importance of cash flow and earnings. The Committee believes that such a policy reflects the Company's strategic goals of exploration and development of its existing properties. The policy also emphasizes achieving growth in cash flow and earnings, while recognizing the effect volatile oil and gas prices can have on such factors notwithstanding the Company's performance with respect to reserves and production. In addition, the Committee reviews and considers compensation policies and activities of companies comparable to the Company in size, industry type and business strategy.

     These general policies and objectives are used by the Committee in establishing the main elements of the Company's executive compensation system: base salary, short term incentives and long term incentives. The Committee believes that the use of variable, at risk compensation in the form of short and long term incentives provides focus on achievement of specific financial goals and aligns the interests of the officers with those of the Company's stockholders.

BASE SALARY

     The base salaries of Messrs. Liedtke, Musselman and Page are set pursuant to employment agreements. The annual salaries of the other officers of the Company, including Mr. Grella, are set annually by the Compensation Committee based upon salaries for comparable positions in the industry and upon each officer's performance, experience and time with the Company. In addition, Mr. Grella's annual salary is also subject to adjustment based upon the performance of the Company as to its strategic goals and the other factors discussed under "-Compensation of Chief Executive Officer."

     The Company's initial public offering was completed in the fourth quarter of 1996 and the Compensation Committee was not formed until 1997. As a result, the 1996 salaries of the officers were set by the managers of Costilla Energy, L.L.C., the predecessor to the Company. Such salaries were based upon comparable compensation in the industry for the services provided by such officers and the officers' performance and experience.

SHORT TERM INCENTIVES

     The Company adopted the Bonus Plan as a means of awarding its officers and employees for extraordinary individual and Company performance. Awards under the Bonus Plan may be granted annually and may be in the form of cash or shares of Common Stock or a combination thereof. The form and amount of an award granted under the Bonus Plan is determined by the Compensation Committee (under authority delegated to the Committee by the Board pending possible amendment of the Bonus Plan, see "Proposal No. 5 Amendment of the Bonus Incentive Plan" herein) based upon an assessment and recommendations from the Committee with respect to the following performance factors for the year under consideration:
(i) increases in the Company's oil and gas reserves; (ii) increases in the Company's oil and gas production; (iii) increases in earnings and cash flow (assuming constant product prices); (iv) the performance of the individual executive officer in connection with the Company's success in the foregoing areas; and (v) outstanding individual performance in contributing to the achievement of the Company's long term strategic goals. The performance with respect to such factors is measured against past performance and against the goals and objectives established by the Company for the year in question. No specific weighting is applied to the analysis of these factors. In addition to awards under the Bonus Plan, the Compensation Committee may authorize additional cash bonuses for certain or all executive officers in recognition of outstanding individual performance in the advancement of the Company's long term objectives.

     No awards were granted under the Bonus Plan during 1996. Cash bonuses were paid during the fourth quarter of 1996 to the executive officers other than the Messrs. Liedtke and Grella. The amounts of such cash bonuses were generally in proportion to the recipient's base salary. After a review of the 1996 fiscal year by the Compensation Committee, awards of Common Stock were granted under the Bonus Plan in 1997 to certain employees and all officers, other than Messrs. Liedtke, Grella and Musselman. Since Messrs. Liedtke and Grella did not receive either the 1996 cash bonus or the Common Stock bonus, they were each paid a cash bonus in 1997. Mr. Musselman, who did not receive a Common Stock bonus and received a 1996 cash bonus which was proportionally smaller than the other 1996 cash bonuses, was also paid a cash bonus in 1997. Such cash bonuses to Messrs. Liedtke, Grella and Musselman were based upon the Committee's review of the 1996 fiscal year. All such awards and bonuses were granted and paid in recognition of the growth of the Company during 1996 and the successful completion of the Company's initial public offering.

LONG TERM INCENTIVES

     The Company adopted the Option Plan in order to attract and retain qualified personnel and provide incentives to its officers and employees to promote Company performance which will enhance the value of the Common Stock. The Compensation Committee believes that the grant of stock options under the Option Plan to officers and employees aligns the interest of such officers and employees with the interests of the Company's stockholders. The size of an individual option grant is based primarily upon the optionee's responsibilities and position with the Company, and is determined by the Compensation Committee under authority delegated by the Board (pending possible amendment of the Option Plan, see "Proposal No. 3 Amendment of the 1996 Stock Option Plan" herein). Other factors include the optionee's performance, potential for promotion and impact on the Company's performance. The Company does not have a policy concerning the timing and frequency of the grant of stock options under the Plan.

     During 1996, the Company granted stock options to all officers, other than Messrs. Liedtke, Grella and Musselman, and to certain employees following the Company's initial public offering. The recipients and the size of such options were determined by the Board of Directors, and were based primarily upon the individual's position and the years of experience with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     During 1996 Mr. Liedtke served as the Chief Executive Officer of the Company as well as his current position of Chairman of the Board. In such capacities, Mr. Liedtke's compensation was established pursuant to his employment agreement. Beginning in April 1997, Mr. Grella will serve as the Chief Executive Officer, and Mr. Liedtke will continue as the Chairman of the Board. The following is a discussion of the Compensation Committee's policy for the future compensation of Mr. Grella as the Chief Executive Officer (the "CEO").

     The general compensation policies for all officers of the Company as discussed above also apply to the CEO. The CEO's annual salary is subject to adjustment based directly upon the Company's annual performance with respect to growth in the Company's oil and gas reserves and increases in the Company's earnings. In the event the volume of the Company's oil and gas reserves increases during the year under consideration, the CEO's compensation will be increased by an amount equal to $2,500 for each one percent of such increase in reserves, up to a maximum of $250,000. If the volume of the Company's oil and gas reserves decreases during the year under consideration, the

CEO's compensation will be decreased by an amount equal to $1,000 for each one percent of such decrease in reserves, with a maximum decrease of $100,000. All such determinations with respect to reserves will be based upon reports prepared at the end of the fiscal year by the Company's independent petroleum engineers using product prices equal to the prices used pursuant to the rules of the Securities and Exchange Commission at the end of the year prior to the year under consideration. The CEO's compensation will also be increased by an amount equal to three quarters of one percent (.75%) of any increase in the Company's income before federal income taxes and extraordinary items from the end of the prior fiscal year to the end of the current fiscal year, based upon financial statements which have been audited by the Company's independent public accountants. No reduction in compensation will automatically occur if the Company's earnings decrease.

     The adjustments discussed in the preceding paragraph may be paid, at the option of the Committee, in cash or shares of Common Stock as a bonus, as an adjustment to the CEO's annual salary, as stock options granted to the CEO under the Option Plan, or in such combination as the Committee may deem appropriate. In addition, all or a portion of such amounts may be deferred. The Committee believes that including shares of Common Stock and stock options in the CEO's compensation package will enhance the mutuality of interest of the CEO with the Company's stockholders. Mr. Grella does not currently hold any stock options, and the Committee intends to grant an option to Mr. Grella to provide long term incentive with respect to the value of the Common Stock.

     The Committee intends for the CEO's compensation to be substantially linked to the performance of the Company as it effects the value of the Common Stock for the benefit of all its stockholders.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     The Company does not have and does not propose to adopt any policy with respect to the limits on deductibility of annual executive compensation in excess of $1 million pursuant to Section 162(m) of the Internal Revenue Code. The Company has not paid and does not anticipate paying compensation at such levels in the foreseeable future.


     The Compensation Committee believes that it has developed an appropriate structure within which to reward and motivate its officers as they build value for the Company's stockholders.

                                  W.D. Kennedy
                                Jerry J. Langdon

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, which was formed in 1997, consists of Messrs. Kennedy and Langdon. Neither of the members of the Committee is, or has ever been, an officer or employee of the Company.

                COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

     The Company's Common Stock began trading publicly on October 3, 1996. Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's stock against the total return of the Nasdaq Market Index and a peer group for the period from October 3, 1996, to December 31, 1996. The peer group index is a published index consisting of
approximately 50 oil and natural gas production companies.   The chart indicates
the value, on the dates specified, of $100 invested at October 3, 1996, and assumes reinvestment of all dividends.


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   COSTILLA ENERGY, INC., NASDAQ MARKET INDEX
                              AND PEER GROUP INDEX

                         10/03/96   10/31/96   11/29/96   12/31/96
                         --------   --------   --------   --------

COSTILLA ENERGY, INC.    $100.00    $100.99    $ 97.03     $107.92
PEER GROUP INDEX         $100.00    $108.25    $111.92     $110.50
NASDAQ MARKET INDEX      $100.00    $ 98.85    $104.99     $104.75

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3,4 and 5 and amendments thereto furnished to the Company pursuant to the rules and regulations promulgated under
Section 16(a) of the Securities Exchange Act of 1934 during and with respect to the Company's last fiscal year and upon certain written representations received by the Company, the Company is not aware of any failure by a reporting person of the Company to timely file reports required under Section 16(a) other than the late filing of a Form 4 by Mr. Kennedy relating to one purchase transaction.


                        RECEIPT OF STOCKHOLDER PROPOSALS

     For inclusion in the Company's 1998 proxy statement, all stockholder proposals for consideration at the Annual Meeting of Stockholders of the Company to be held in 1998 must be received at the Company's principal executive offices, 400 W. Illinois, Suite 1000, Midland, Texas 79701, Attention: Bobby W. Page, by January 21, 1998. Such proposals must also comply with all other regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Company knows of no other business to come before the meeting. If however, other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

                          AVAILABILITY OF ANNUAL REPORT

     THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, WHICH CONTAINS THE COMPANY'S FORM 10-K INCLUDING FINANCIAL STATEMENTS, HAS BEEN MAILED TO EACH STOCKHOLDER OF RECORD ON THE ABOVE-REFERENCED RECORD DATE.



                                       By order of the Board of Directors,



                                       Bobby W. Page
                                       Secretary


Dated:  May 21, 1997

                                      PROXY

                              COSTILLA ENERGY, INC.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE

                          REVOKED PRIOR TO ITS EXERCISE

     The undersigned hereby appoints Cadell S. Liedtke, Michael J. Grella and Henry G. Musselman and each of them with, full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of Costilla Energy, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 16, 1997 at 2:00 p.m., local time, and at any adjournments thereof, on the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 21, 1997 (the "Proxy Statement"), as follows:


     Proposal No. 1:     Election of Directors

          NOMINEES:
          W.D. Kennedy and Jerry J. Langdon


          FOR
          all nominees listed above (except for named individual nominees for whom authority is withheld below)

                               --------------

                               --------------

          WITHHOLD AUTHORITY
          to vote for all nominees listed below

                               --------------

                               --------------


          WITHHOLD AUTHORITY
          to vote for any individual nominee (see INSTRUCTION below)

                               --------------

                               --------------



          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)


------------------------------------------------------------------------------

     Proposal No. 2:     Ratification of the Appointment of KPMG Peat Marwick
                         LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997.

                               --------------
                 FOR
                               --------------

                               --------------
                 AGAINST
                               --------------

                               --------------
                 ABSTAIN
                               --------------

     Proposal No. 3:     Amendment of 1996 Stock Option Plan of Costilla Energy,
                         Inc. as described in the Proxy Statement.

                               --------------
                 FOR
                               --------------

                               --------------
                 AGAINST
                               --------------

                               --------------
                 ABSTAIN
                               --------------

     Proposal No. 4:     Amendment of Outside Directors Stock Option Plan of
                         Costilla Energy, Inc. as described in the Proxy
                         Statement.

                               --------------
                 FOR
                               --------------

                               --------------
                 AGAINST
                               --------------

                               --------------
                 ABSTAIN
                               --------------

     Proposal No. 5:     Amendment of Bonus Incentive Plan of Costilla Energy,
                         Inc. as described in the Proxy Statement.

                               --------------
                 FOR
                               --------------

                               --------------
                 AGAINST
                               --------------

                               --------------
                 ABSTAIN
                               --------------

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND IN FAVOR OF THE PROPOSALS SHOWN ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     This Proxy should be dated, signed by the Stockholder exactly as his name appears on this Proxy, and returned promptly in the enclosed envelope. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE, AND JOINT OWNERS SHOULD EACH SIGN. By signing below, the undersigned acknowledges receipt from the Company of a Notice of Annual Meeting, a Proxy Statement dated May 21, 1997 and a copy of the Company's 1996 Annual Report.

Dated:                       , 1997.
       ----------------------

                                 Signed:


                                 -------------------------------------------


                                 --------------------------------------------



                  PROXIES MUST BE SIGNED AND DATED TO BE VALID